UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 25, 2012

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

In conjunction with the closing of the sale of its subsidiary, EquiTrust Life Insurance Company, on December 30, 2011, FBL Financial Group, Inc. ("FBL Financial Group") satisfied and discharged (i) the indenture, dated as of April 12, 2004 (the "2014 Indenture"), between FBL Financial Group and Deutsche Bank Trust Company Americas, as trustee, relating to FBL Financial Group's outstanding 5.85% Senior Notes due 2014 (the "2014 Notes"), and (ii) the indenture, dated as of March 12, 2007 (the "2017 Indenture"), between FBL Financial Group and Commerce Bank, as successor trustee to LaSalle Bank National Association, as trustee, relating to FBL Financial Group's outstanding 5.875% Senior Notes due 2017 (the "2017 Notes").

The satisfaction and discharge of the 2014 Indenture and 2017 Indenture occurred in connection with the make-whole redemption of the 2014 Notes and the 2017 Notes on January 30, 2012 as described in FBL Financial Group's current report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on October 7, 2011. On January 25, 2012, the final make-whole amounts were determined. Holders of the 2014 Notes will be paid $85.1 million, or 113.46 per $100 of principal, and holders of the 2017 Notes will be paid $125.8 million, or 125.82 per $100 of principal, on January 30, 2012 upon redemption.

Summaries of the terms of the 2014 Indenture and the 2017 Indenture are included in FBL Financial Group's prospectuses filed with the SEC on June 17, 2004 and on June 13, 2007, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
Registrant

Date: January 25, 2012

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer